                                                                    Exhibit 21.1

                        SUBSIDIARIES OF THE  REGISTRANT
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
                                                           State/Country of
                                                             Incorporation

Culligan International Company                               Delaware
   Bruner Corporation                                        Delaware
   Burr Ridge Insurance Company                              Vermont
   Culligan of Canada, Ltd.                                  Canada
      Culligan Water Conditioning (Ontario) Ltd.             Canada
      Water Conditioning Finance Ltd.                        Canada
   Culligan Consumer Direct, Inc.                            Delaware
   Culligan Des Plaines Valley Water Conditioning, Inc.      Illinois
   Culligan Distribution Services, Inc.                      Iowa
   Culligan Dutchess-Putnam Water Conditioning, Inc.         New York
   Culligan Espana S.A.                                      Spain
   Culligan of Florida, Inc.                                 Florida
   Culligan France S.A.                                      France
      Aqua France Comte                                      France
      Culligan Aquitaine                                     France
      Culligan Somme-Oise                                    France
      S.A. Pierre Moret                                      France
      Societe De Traitement Des Eaux Du Littoral             France
      Societe E.A.U.                                         France
      Sofadim, S.A.                                          France
      Technino                                               France
   Culligan Hungary Vizkezelesi Rt                           Hungary
   Culligan International (UK) Ltd.                          England
      Dewplan Limited                                        England
   Culligan Italiana S.p.A.                                  Italy
   Culligan N.V.                                             Belgium
   Culligan Operating Services, Inc.                         Delaware
   Culligan Peninsula Industrial Water Conditioning Co.      California
   Culligan Sales Company, Inc.                              Delaware
   Culligan (Switzerland) S.A.                               Switzerland
   Culligan Water Company, Inc.                              Delaware
   Culligan Water Company of Nebraska, Inc.                  Delaware
   Culligan Water Company of San Diego, Inc.                 Delaware
   Culligan Water Company of Washington, Inc.                Delaware
   Culligan Water Conditioning, Inc.                         Wisconsin
   Culligan Water Conditioning of Battle Creek, Inc.         Michigan
   Culligan Water Conditioning of Butler, Inc.               Pennsylvania
   Culligan Water Conditioning of Greater Detroit            Michigan
   Culligan Water Conditioning of Houston, Inc.              Texas
   Culligan Water Conditioning of Orange County              California

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

   Culligan Water Conditioning of South Bend, Inc.           Indiana
   Culligan Water Conditioning of Tippecanoe County, Inc.    Indiana
   CWC Finance Corp.                                         Illinois
   CWC, Inc.                                                 New Jersey
   CWC International, Inc.                                   Delaware
   CWG, Inc.                                                 Delaware
      Culligan Wassertechnik GmbH                            Germany
   CWM International, Inc.                                   Delaware
      Culligan de Mexico S.A. de C.V.                        Mexico
   Dallas-Ft. Worth Water Quality, Inc.                      Texas
   Enerserve N.V.                                            Netherland
                                                             Antilles
   Enerserve (Antigua) Limited                               Antigua and
                                                             Barbuda
   Enersave Company Limited                                  Anguilla,
                                                             West Indies
   Everpure, Inc.                                            Nevada
      Everpure Japan, Inc.                                   Japan
      N.V. Everpure (Europe) S.A.                            Belgium
   Greater Chicago Culligan Water Conditioning, Inc.         Illinois
   High Quality Water Service, Inc.                          California
   Indiana Soft Water Services, Inc.                         Indiana
   Inland Empire Dealership Property, Inc.                   California
   Layton Soft Water, Inc.                                   California
      Layton Manufacturing Corp.                             California
   St. Louis Soft Water Service, Inc.                        Missouri
   Santa Barbara Dealership Property, Inc.                   California
   Sparkling S.A.                                            Argentina
   Ultrapure Systems, Inc.                                   Minnesota

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